                          CERTIFICATE OF INCORPORATION

                                       OF

                                  UNIVEC, INC.


     1. The name of the corporation is UNIVEC, Inc. (the "Corporation").

     2. The address of the registered office of the Corporation in Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of the corporation's registered agent at that address is Corporation Service Company.

     3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

     4. The total number of shares of capital stock which the Corporation shall have authority to issue is 30,000,000 shares, of which 5,000,000 shares shall be designated as preferred stock, each having a par value of $0.001 per share (the "Preferred Stock"), and 25,000,000 shares shall be designated as common stock, each having a par value of $0.001 per share (the "Common Stock"). The Board of Directors of the Corporation is hereby expressly vested with authority by resolution or resolutions to authorize the issuance of shares of Preferred Stock in one or more series, from time to time, with each such series to have such designations, powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation, subject to the limitations prescribed by law and in accordance with the provisions hereof. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination or fixing of the following:

          (i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

          (ii) The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation that such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative;

          (iii) The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

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          (iv)  Whether or not the shares of the series  shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

          (v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

          (vi) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (vii) The rights of the shares of the series upon the distribution of the assets of the Corporation in the event of the liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary; and

          (viii) Any other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of the Certificate of Incorporation.

     The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends (if any) at the rates fixed by the Board of Directors for such series, and no more, before any cash dividends shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

     The holders of shares of the Preferred Stock of each series shall be entitled upon liquidation or dissolution or upon the distribution of the assets of the Corporation to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of the Common Stock shall be entitled to share ratably in all assets of the Corporation remaining.

     5. The name of the sole incorporator is Mark Orenstein, c/o Snow Becker Krauss P.C. 605 Third Avenue, 25th Floor, New York, New York 10158-0125.

     6. The election of the Board of Directors need not be by written ballot.

     7. The Corporation shall indemnify, and hold harmless, to the fullest extent permitted by Section 145 of the General Corporate Law, as amended from time to time ("Section 145"), any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation (each, an "Eligible Indemnitee"), against all liability and loss suffered and expenses reasonably incurred by such person in connection with a proceeding initiated by him only if the proceeding was authorized by the Board of Directors. In addition, the Corporation may indemnify and hold harmless, to the fullest extent permitted by Section 145, any other person who was or is made or is threatened to be made a party or is otherwise involved in any proceeding by reason of the fact that he, or an officer, director or a person for whom he is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity (each, a "Permitted Indemnitee"), including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with such proceeding. If the Corporation elects to indemnify a Permitted Indemnitee for liability and loss suffered and expenses reasonably incurred by such person in connection with a proceeding, its obligation to indemnify such person shall be reduced by the amount of any indemnity payments received by the Permitted Indemnitee from any other corporation, partnership, joint venture, trust, enterprise or non-profit entity on behalf of whom he was acting at the request of the Corporation and as a result of which he became a party to or was otherwise became involved in the proceeding.

     The Corporation shall pay the expenses incurred by any Eligible Indemnitee in investigating or defending any proceeding in advance of its final disposition (unless the proceeding is of a nature for which advancement of expenses is not permitted by Section 145), but only upon receipt of an undertaking from the Eligible Indemnitee to repay all amounts advanced if it is ultimately determined that the Eligible Indemnitee is not entitled to be indemnified under Section 145, this Article or otherwise. In addition, the Corporation may pay the expenses incurred by any Permitted Indemnitee in defending any proceeding in advance of its final disposition (unless the proceeding is of a nature for which advancement of expenses is not permitted by Section 145), but only upon receipt of an undertaking from the Permitted Indemnitee to repay all amounts advanced if it is ultimately determined that the Permitted Indemnitee is not entitled to be indemnified under Section 145, this Article or otherwise.

     If a claim for indemnification or payment of expenses under this Article is not paid in full within sixty days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under Section 145, this Article or otherwise.

     The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, any provision of the By-laws of this Corporation, any agreement, any vote of stockholders or disinterested directors or otherwise.

     The Corporation shall have the power to purchase and maintain insurance on behalf of any Eligible Indemnitee or Permitted Indemnitee against any liability asserted against him and incurred by him for actions undertaken on behalf of the Corporation in his capacity, or arising out of his status with the Corporation, whether or not the Corporation would have had the power to indemnify him against such liability under this Article or otherwise.

     Any amendment or repeal of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

     8. No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission occurring subsequent to the date when this provision becomes effective, except that he may be liable (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation of personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation law. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     9.  Whenever  a  compromise  or  arrangement   is  proposed   between  this
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code on the application of trustees in dissolution or any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     10. All the powers of this Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the board of directors of this Corporation. In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time By-laws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal By-laws made by the Board of Directors.


Dated:  October 7, 1996                 /s/  Mark Orenstein
                                        ---------------------------
                                             Mark Orenstein
                                             Sole Incorporator

                                  UNIVEC, INC.

                           Certificate of Designation
               Series A 8% Cumulative Convertible Preferred Stock

                             Pursuant to Section 151
                                     Of The
                General Corporation Law of the State of Delaware


     UNIVEC, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), DOES HEREBY CERTIFY that, by unanimous written consent in lieu of a meeting dated as of October 7, 1996, the following resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 151 of the General Corporation Law of the State of Delaware:

          RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article 4 of the Corporation's Certificate of Incorporation, a series of Preferred Stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Series A 8% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"), to consist of 2,500 shares, par value $0.001 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be (in addition to those set forth in the Corporation's Certificate of Incorporation) as follows:

     1. Dividend Rights.

          1.1 The holders of shares of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available for payment of dividends, (i) cumulative dividends at the rate of $80 per share per annum (the "Series A Preferred Dividend"), which dividends shall accrue and be cumulative from the date of issuance, payable at the option of the Company in cash, in additional shares of Series A Preferred Stock, or a combination thereof. The number of additional shares of Series A Preferred Stock to be issued in payment of cumulative dividends shall be determined based upon the liquidation preference ($1,000) of the Series A Preferred Stock, so that .08 of a share of Series A Preferred Stock would be issued for each $80 of cumulative cash dividends.

          1.2 Dividends shall cease to accrue on shares of Series A Preferred Stock that are redeemed pursuant to Paragraph 4 hereof as of the date fixed for such redemption.

          1.3 So long as any shares of Series A Preferred Stock are outstanding, no dividends shall be paid or declared and set apart for payment, nor shall any other distribution be made, on the Common Stock, or on any other stock junior to the Series A Preferred Stock as to dividends (other than dividends payable in Common Stock or other stock junior to Series A Preferred Stock both as to dividends and distribution upon liquidation), unless dividends on Series A Preferred Stock for the current dividend period and all past dividend periods shall have been paid or declared and set apart for payment.

          1.4 So long as any shares of Series A Preferred Stock are outstanding, no shares of any stock on a parity with or junior to Series A Preferred Stock shall be purchased, redeemed or otherwise acquired by the Corporation or by any subsidiary, nor shall any funds be set aside or made available for any purchase, retirement or sinking fund for the purchase or redemption of any stock on a parity with or junior to Series A Preferred Stock, unless dividends on the Series A Preferred Stock for the current dividend period and all past dividend periods shall have been paid or declared and set apart for payment.

          1.5 Subject to the foregoing provisions, such dividends (payable in cash, property or stock junior to Series A Preferred Stock) as may be determined by the Board of Directors may be declared and paid from time to time on the shares of any stock junior to Series A Preferred Stock, without any right of participation therein by the holders of Series A Preferred Stock.

          1.6 Accrued and unpaid dividends on Series A Preferred Stock shall not bear interest.

          1.7 In case dividends on the Series A Preferred Stock for any dividend period in which they are payable are not paid in full, all shares of Series A Preferred Stock and all shares of any other series of Preferred Stock ranking as to dividends on a parity with Series A Preferred Stock shall participate ratably in the payment of dividends for such period in proportion to the full amounts of dividends for such period to which they are respectively entitled.

     2. Liquidation Rights.

          2.1 In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary (each of which is hereinafter referred to as a

"Liquidation"), the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount per share equal to $1,000, plus accrued but unpaid dividends, before any distribution shall be made to the holders of Common Stock or any other stock junior to Series A Preferred Stock as to the distribution of assets upon Liquidation. If upon Liquidation the Corporation's assets are not sufficient to pay in full the amounts so payable to the holders of shares of Series A Preferred Stock and the holders of any other series of Preferred Stock ranking on a parity as to the distribution of assets on Liquidation with shares of Series A Preferred Stock, all shares of Series A Preferred Stock and of such other series of Preferred Stock shall participate ratably in the distribution of assets in proportion to the full amounts to which they are respectively entitled.

          2.2 For the purpose of this Paragraph 2, a consolidation or merger of the Corporation with any other corporation, or the sale, transfer of lease of all or substantially all of its assets, shall not constitute or be deemed a Liquidation.

     3. Redemption.

          3.1 Shares of Series A Preferred Stock may be redeemed, in whole at any time or in part from time to time, at the option of the Corporation expressed by resolution of the Board of Directors, at $1,000 per share, plus an amount equal to all accrued dividends unpaid as of the date fixed for redemption (hereinafter called the "Series A Preferred Redemption Price").

          3.2 If less than all the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to the optional redemption provisions of this Paragraph 3, the shares to be redeemed shall be selected pro rata among the holders thereof.

          3.3 Notice to the holders of shares of Series A Preferred Stock to be redeemed shall be given by mailing to such holders a notice of such redemption, first class, postage prepaid, not less than 20 nor more than 30 days before the date fixed for redemption, at their last addresses as they shall appear upon the books of the Corporation. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice; and failure duly to give such notice by mail, or any defect in such notice, to any stockholder whose shares of Series A Preferred Stock have been designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. The notice of redemption to each stockholder whose shares of Series A Preferred Stock are to be redeemed shall specify the number of shares of Series A Preferred Stock held by such stockholder to be redeemed, the date fixed for such redemption and the Series A Preferred Redemption Price at which such shares are to be redeemed, and shall specify where payment of the Series A Preferred Redemption Price is to be made upon surrender of such shares.

          3.4 On and after the date fixed in any such notice of redemption as the date of redemption (unless default shall be made by the Corporation in providing moneys for the payment of the Series A Preferred Redemption Price), all rights as stockholders of the Corporation of the holders of shares of Series A Preferred Stock to be redeemed, except the right to receive the Series A Preferred Redemption Price as herein provided, shall cease and terminate. At any time on or after the date fixed as aforesaid for such redemption, the respective holders of record of shares of Series A Preferred Stock to be redeemed shall be entitled to receive the Series A Preferred Redemption Price upon actual delivery to the Corporation of certificates of the shares to be redeemed, such certificates, if required by the Corporation, to be properly stamped for transfer and duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly executed in blank.

     4. Status of Series A Preferred Stock Reacquired.

          Shares of Series A Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with applicable provisions of the laws of the State of Delaware), be deemed to be cancelled and have the status of authorized and unissued shares of the class of Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.

     5. No Voting Rights.

          Holders of Series A Preferred Stock shall have no voting rights, except as may be required by law.

     6. Conversion Rights.

          6.1 Upon the terms and in the manner hereinafter set forth in this Paragraph 6, any holder of shares of the Series A Preferred Stock may, at the option of such holder, at any time and from time to time after the earlier of
(i) September 30, 1999 and (ii) the second anniversary of the date upon which the Securities and Exchange Commission declares effective under the Securities Act of 1933, as amended, a registration statement for an underwritten public offering of the Corporation's Common Stock, convert each share of Series A Preferred Stock into 222.22 shares of Common Stock (the "Conversion Rate"), as adjusted and readjusted from time to time in accordance with this Paragraph 6.

          6.1.2 In order to convert shares of Series A Preferred Stock into Common Stock, the holder thereof shall (i) surrender the certificate or certificates for such shares of Series A Preferred Stock, duly endorsed to the Corporation or in blank, to the Corporation at its principal office or at the office of the agency maintained for such purposes, (ii) give written notice to the Corporation at such office that such holder elects to convert such shares of Series A Preferred Stock, and (iii) state in writing therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Each conversion shall be deemed to have been effected at the close of business on the date on which the Corporation or such agency shall have received such surrendered Series A Preferred Stock certificate(s), and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the record holder or holders of the shares represented thereby on such date. As soon as practicable after such conversion, the Corporation shall issue or deliver at such office to the holder for whose account such shares of Series A Preferred Stock were so surrendered, or to such holder's nominee or nominees, certificates (bearing such legend(s) as may be required under applicable securities laws) for the number of full shares of Common Stock to which such holder shall be entitled, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the closing price per share of the Common Stock on the principal exchange on which it is then listed, or if it is not so listed, the mean between the closing bid and ask prices per share for such stock, as reported by NASDAQ, The National Quotation Bureau, Incorporated, or other similar service, in each instance as of the close of business on the date of such conversion.

          6.1.3 No accrued but unpaid dividends shall be paid on shares of Series A Preferred Stock converted, except that no holder shall be prejudiced, by reason of conversion, in his rights to recover dividends declared and unpaid, if the payment date of the dividends declared preceded the date of conversion.

          6.2 The conversion rate shall be subject to adjustment from time to time as follows: in case the Corporation shall at any time pay a stock dividend in its Common Stock (other than on the Series A Preferred Stock), or in case the Corporation shall at any time either subdivide or combine the outstanding shares of Common Stock, the conversion rate shall immediately be proportionately adjusted. In case of any capital reorganization or any reclassification of the capital stock of the Corporation or in case of the consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation as or substantially as an entirety to another corporation, each share of Series A Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation then deliverable upon conversion of such share of Series A Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the shares of Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the shares of Series A Preferred Stock.

          6.3 No adjustment in the conversion rate shall be required unless such adjustment (and any other adjustments which by reason of this Paragraph 6.3 are not required to be made) would not, if made, entitle the holders of all then outstanding shares of Series A Preferred Stock upon conversion thereof to receive additional shares of Common Stock equal in the aggregate to one percent (1%) or more of the total issued and outstanding shares of Common Stock. All calculations under this Paragraph 6.3 shall be made to the nearest one one-hundredth (1/100) of a share.

          6.4 Whenever the conversion rate is adjusted as herein provided, an officer of the Corporation shall compute the adjusted conversion rate in accordance with the foregoing provisions and shall prepare a written instrument setting forth such adjusted conversion rate and showing in detail the facts upon which such adjustment is based, and a copy of such written instrument shall forthwith be mailed to each holder of record of the Series A Preferred Stock, and made available for inspection by the stockholders of the Corporation.

          6.5 The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the shares of Series A Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series A Preferred Stock then outstanding, and such shares shall be listed, subject to notice of issuance, on any stock exchange(s) on which outstanding shares of Common Stock may then be listed.

          6.6 The Corporation will pay and all taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

     7. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation of the Corporation, as amended.

     8. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     9. Severability of Provisions. If any right, preference or limitation of the Series A Preferred set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful, or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed and this certificate to be signed by Joel Schoenfeld, its Chairman of the Board and Chief Executive Officer and attested to by Flora Schoenfeld, its Secretary, this 30th day of December, 1996.


                                        /s/  Joel Schoenfeld
                                        --------------------------------
                                             Joel Schoenfeld
                                             Chairman of the Board
                                             and Chief Executive Officer

[CORPORATE SEAL]

ATTEST:


     /s/  Flora Schoenfeld
     -------------------------------
          Flora Schoenfeld
          Secretary

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